Exhibit 99

Jefferies Announces Fourth Quarter Financial Results

NEW YORK--(BUSINESS WIRE)--January 20, 2009--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for the fourth quarter and year ended December 31, 2008.

These results are consistent with the Firm’s preannouncement on December 3, 2008:

Reflecting the previously announced exceptional items, primarily the non-cash impact of expensing prior years’ employee stock awards, the net loss for the fourth quarter of 2008 was $443 million, or $2.41 per share (diluted), and the net loss for the year was $538.8 million.

The fourth quarter net loss includes approximately $328 million (post tax) of exceptional items, $303 million of which represents non-cash, post tax charges.

"With unprecedented volatility and the worst year for the financial markets in our lifetime, Jefferies is fortunate to have emerged intact and healthy," commented Richard B. Handler, Chairman and Chief Executive Officer of Jefferies. "Our Company starts 2009 with its strongest opening balance sheet ever, and we now have a lower, more flexible and transparent cost structure as we work to serve our clients in 2009."

Conference Call

A conference call with management discussion of financial results for the fourth quarter ended December 31, 2008 will be held today, January 20, 2009, at 9:00 AM Eastern and can be accessed at 877-246-1929 or 706-634-9290. A one-week replay of the call will be available two hours post-call at 800-633-8284 or 402-977-9140 (reservation code # 21411093). A live audio webcast and delayed replay will also be available under “Investor Relations” at www.jefferies.com.

About Jefferies

Jefferies, a global investment bank and institutional securities firm, has served growing and mid-sized companies and their investors for 45 years. Headquartered in New York, with offices in more than 25 cities around the world, Jefferies provides clients with capital markets and financial advisory services, institutional brokerage, securities research and asset management. The firm is a leading provider of trade execution in equity, high yield, convertible and international securities for institutional investors and high net worth individuals. Jefferies & Company, Inc. is the principal operating subsidiary of Jefferies Group, Inc. (NYSE: JEF; www.jefferies.com).

JEFFERIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2008	Dec 31, 2007	Dec 31, 2008	Dec 31, 2007
Revenues:
Commissions	114,727	99,823	444,315	355,601
Principal Transactions	(56,522)	69,570	81,781	390,374
Investment Banking	87,183	167,204	425,887	750,192
Asset Management fees and investment income (loss) from managed funds	(35,181)	(6,052)	(52,929)	23,534
Interest	124,963	328,926	749,577	1,174,883
Other	8,271	2,831	28,573	24,311
Total Revenues	243,441	662,302	1,677,204	2,718,895
Interest Expense	95,125	312,905	660,964	1,150,805
Revenues, net of interest expense	148,316	349,397	1,016,240	1,568,090

Non-Interest Expenses:
Compensation And benefits	738,506	283,538	1,522,157	946,309
Floor brokerage and clearing fees	18,962	21,587	69,444	71,851
Technology and communications	35,463	31,783	127,357	103,763
Occupancy and equipment rental	19,357	20,450	76,255	76,765
Business development	14,270	17,614	49,376	56,594
Other	59,086	15,896	125,526	67,074
Total non-interest expenses	885,644	390,868	1,970,115	1,322,356
(Loss) / earnings before income taxes and minority interest	(737,328)	(41,471)	(953,875)	245,734
Income tax (benefit) / expense	(232,173)	(14,134)	(292,139)	93,178
(Loss) / earnings before minority interest	(505,155)	(27,337)	(661,736)	152,556
Minority interest in (loss) earnings of consolidated subsidiaries, net	(62,606)	(3,135)	(122,961)	7,891
Net (loss) / earnings	(442,549)	(24,202)	(538,775)	144,665
(Loss) / earnings per share:
Basic	$(2.41)	$(0.17)	$(3.24)	$1.02
Diluted	$(2.41)	$(0.17)	$(3.24)	$0.97

Weighted Average Shares:
Basic	183,691	140,726	166,163	141,515
Diluted	183,691	140,726	166,163	153,807

Effective tax rate	31.5%	34.1%	30.6%	37.9%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Statement of Earnings
Revenues, net of interest expense	148,316	274,646	392,082	201,196	349,397	334,424

Non Interest Expenses:
Compensation And Benefits	738,506	246,186	277,514	259,951	283,538	183,503
Non-personel expenses	147,138	106,221	100,097	94,502	107,330	95,600
(Loss) / earnings before income taxes and minority interest	(737,328)	(77,761)	14,471	(153,257)	(41,471)	55,321
Income tax (benefit) / expense	(232,173)	(6,090)	4,016	(57,892)	(14,134)	21,608
(Loss)/earnings before minority interest	(505,155)	(71,671)	10,455	(95,365)	(27,337)	33,713
Minority interest in (loss) earnings of consolidated subsidiaries, net	(62,606)	(40,367)	14,840	(34,828)	(3,135)	(5,060)
Net (loss) / earnings	($442,549)	($31,304)	($4,385)	($60,537)	($24,202)	$38,773
Diluted (loss) / earnings per share	(2.41)	(0.18)	(0.03)	(0.43)	(0.17)	0.26

Financial Ratios
Pretax Operating Margin	-497.1%	-28.3%	3.7%	-76.2%	-11.9%	16.5%
Compensation and Benefits / Net Revenues	497.9%	89.6%	70.8%	129.2%	81.2%	54.9%
Effective Tax Rate	31.5%	7.8%	27.8%	37.8%	34.1%	39.1%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Revenues by Source
Equities	79,094	122,465	149,142	138,193	139,248	140,296
Fixed Income & Commodities
Fixed Income (excluding high yield)
and Commodities	79,792	56,213	69,499	33,668	36,201	16,502
High Yield	(92,410)	(61,304)	31,993	(51,676)	(3,225)	(7,387)
Fixed Income & Commodities Total	(12,618)	(5,091)	101,492	(18,008)	32,976	9,115
Total	66,476	117,374	250,634	120,185	172,224	149,411

Investment banking	87,183	130,125	109,372	99,207	167,204	189,780

Asset management fees and investment income (loss) from managed funds:
Asset management fees	4,765	3,804	4,758	6,285	6,419	5,369
Investment income (loss) from managed funds	(39,946)	(7,235)	8,721	(34,081)	(12,471)	(11,652)
Total	(35,181)	(3,431)	13,479	(27,796)	(6,052)	(6,283)
Interest	124,963	209,183	210,540	204,891	328,926	334,056
Total Revenues	243,441	453,251	584,025	396,487	662,302	666,964

Other Data
Number of Trading Days	64	64	64	61	64	63
Average Employees	2,356	2,403	2,327	2,486	2,521	2,472
Common Shares Outstanding	163,216	163,429	162,121	132,762	124,453	125,657
Weighted Average Shares:
Basic	183,691	173,757	165,694	141,784	140,726	142,822
Diluted	183,691	173,757	165,694	141,784	140,726	155,480

As of December 31, 2008, stockholder's equity amounted to $2.1 billion, resulting in book value of $13.05 per share

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
Shares Outstanding and Shares for Basic and Diluted EPS Calculations
December 31, 2008

		December 31, 2008

Shares outstanding		163,216,038

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Three months ended	Year ended
		December 31, 2008	December 31, 2008

Shares Outstanding (weighted average)	(1)	163,267,240	152,549,234
Unvested restricted stock	(2)	(9,210,668)	(11,427,946)
Vested restricted stock units	(3)	23,942,122	19,576,113
Other issuable shares	(4)	5,691,822	5,465,785
Basic EPS Shares		183,690,516	166,163,186

Stock Options	(5)	26,527	41,583
Mandatorily redeemable convertible preferred stock	(6)	4,105,138	4,099,497
Unvested restricted stock/ restricted stock units	(5)	5,657,968	7,581,613
Diluted EPS Shares *		193,480,149	177,885,878

*	For purposes of diluted EPS in the event of a net loss, only basic shares will be used due to anti-dilution factors

(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, vested and unvested restricted stock, distributions related to restricted stock units, deferred compensation plans, employee stock purchase plan and stock option exercises. Shares issued does not include undistributed vested and unvested restricted stock units.

(2)	As restricted stock is contingent upon a future service condition, unvested shares are removed from shares outstanding in the calculation of basic EPS as Jefferies obligation to issue these shares remains contingent.

(3)	As vested restricted stock units are no longer contingent upon a future service condition or any other contingency and are issuable upon a certain date in the future, vested restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Other shares issuable not pursuant to any contingency include shares issuable under certain deferred compensation plans and shares issuable in connection with earnout agreements.

(5)	Calculated under the treasury stock method in accordance with FASB 128, Earnings per Share. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6)	Calculated under the if-converted method in accordance with FASB 128, Earnings per Share. The if-converted method assumes the conversion of convertible securities at the beginning of the period.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer